Exhibit 99.1

Farmers National Banc Corp. to Acquire Maple Leaf Financial, Inc.,

and its subsidiary, Geauga Savings Bank

CANFIELD, Ohio — (BUSINESS WIRE) — August 30, 2019 — Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), and Maple Leaf Financial, Inc. (“Maple Leaf”), the holding company for Geauga Savings Bank (“Geauga”), announced today they have entered into an agreement and plan of merger (the “Agreement”).

Kevin J. Helmick, President and CEO of Farmers, stated, “We are pleased to announce the acquisition of Geauga Savings Bank and welcome their customers and employees to Farmers. The transaction increases Farmers’ market share in Cuyahoga and Geauga Counties and enables Farmers to continue building local scale throughout Northeast Ohio.”

“By combining with Farmers, we are able to offer our shareholders liquidity and our customers a home in a strong and growing community bank,” said James Kleinfelter, President and CEO of Maple Leaf.

Pursuant to the Agreement, each shareholder of Maple Leaf may elect to receive either $640.00 per share in cash or 45.5948 of Farmers’ common shares, subject to an overall limitation of 50% of the shares being exchanged for Farmers shares and 50% for cash. Based on Farmers’ closing share price of $13.73 on August 29, 2019, the transaction is valued at approximately $39.6 million. The merger is expected to qualify as a tax-free reorganization for those shareholders electing to receive Farmers’ shares. The transaction is subject to receipt of Maple Leaf shareholder approval and customary regulatory approvals. The Company expects the transaction to close in the fourth quarter of 2019 or first quarter of 2020.

Upon consummation of the transaction, Geauga will be merged with and into Farmers National Bank and Geauga branches will become branches of Farmers National Bank. Upon closing, Farmers estimates it will have approximately $2.7 billion in assets and 42 locations throughout Ohio and western Pennsylvania. Farmers expects the transaction to be accretive to earnings per share for the first full year of operation, excluding one-time merger costs, and expects any tangible book value dilution created in the transaction to be earned back in under two years (using the cross over method). Following consummation of the transaction, it is expected that Farmers National Bank will exceed “well-capitalized” thresholds under all regulatory definitions.

As of June 30, 2019, Maple Leaf had total assets of $277.8 million, which included gross loans of $186.4 million, deposits of $191.0 million and equity of $32.9 million.

Raymond James & Associates, Inc. is serving as financial advisor to Farmers and Vorys, Sater, Seymour and Pease LLP is serving as legal counsel to Farmers on the transaction. Boenning & Scattergood, Inc. is serving as financial advisor to Maple Leaf and Ulmer & Berne LLP is serving as legal counsel to Maple Leaf on the transaction.

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $2.4 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 41 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania; Farmers Trust Company, which operates four trust offices and offers services in the same geographic markets; and National Associates, Inc. Total wealth management assets under care at June 30, 2019 were $2.5 billion. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

ABOUT MAPLE LEAF FINANCIAL, INC.

Maple Leaf Financial is the holding company for Geauga Savings Bank, headquartered in Newbury, Ohio, in affluent Geauga County. Geauga operates a second branch, in Beachwood, Ohio, in the heart of Cleveland’s east side financial district. Geauga’s comprehensive product offering and level of personal attention reflect the diverse cultures and customer needs of the communities it serves. The complementary nature of its markets gives Geauga a “best-of-both worlds” opportunity to build upon its core retail base while developing further its commercial relationships in an area where recent consolidation has left few true community banking alternatives.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the Company’s failure to integrate Maple Leaf and Geauga in accordance with expectations; deviations from performance expectations related to Maple Leaf and Geauga; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.

OTHER INFORMATION

In connection with the proposed merger, Farmers will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement and a prospectus, as well as other relevant documents concerning the proposed transaction.

SHAREHOLDERS OF MAPLE LEAF AND OTHER INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS TO BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT FARMERS, MAPLE LEAF, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES WITH RESPECT TO THE PROPOSED MERGER AND THEIR INTERESTS IN THE PROPOSED MERGER AND RELATED MATTERS.

The respective directors and executive officers of Farmers and Maple Leaf and other persons may be deemed to be participants in the solicitation of proxies from Maple Leaf shareholders with respect to the proposed Merger. Information regarding the directors and executive officers of Farmers is available in its proxy statement filed with the SEC on March 18, 2019. Information regarding directors and executive officers of Maple Leaf is available on its website at http://www.geaugasavings.com. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Investors and security holders will be able to obtain free copies of the registration statement (when available) and other documents filed with the SEC by Farmers through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Farmers will be available free of charge on Farmers’ website at https://www.farmersbankgroup.com.